The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PRICING SUPPLEMENT
Subject To Completion, dated September 12, 2023
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-262557
(To Product Supplement MLN-WF-1 dated August 31, 2022
and Prospectus dated March 4, 2022)

The Toronto-Dominion Bank Senior Debt Securities, Series E Equity Index Linked Securities
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
▪    Linked to the S&P 500® Index (the “Index”)
▪    Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing level of the Index on the relevant call date
▪    Automatic Call. If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least 8.35% per annum (to be determined on the pricing date)

Call Date	Call Premium*
September 27, 2024	At least 8.35% of the face amount
September 29, 2025	At least 16.70% of the face amount
September 21, 2026 (the “final calculation day)	At least 25.05% of the face amount
*The actual call premium applicable to each call date will be determined on the pricing date
▪    Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the closing level of the Index on the final calculation day as follows:
◾      If the closing level of the Index on the final calculation day is less than the starting level, but not by more than the buffer amount of 10%, you will receive the face amount
◾      If the closing level of the Index on the final calculation day is less than the starting level by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount
▪    Investors may lose up to 90% of the face amount
▪    Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date exceeds the starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Index
▪    All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
▪    No periodic interest payments or dividends
▪    No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities are set on the pricing date is expected to be between $925.00 and $965.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating to the Estimated Value of the Securities and Any Secondary Market” beginning on page P-10 and “Estimated Value of the Securities” herein. The estimated value is expected to be less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$25.75	$974.25
Total
(1)
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC.	Wells Fargo Securities

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:	S&P 500® Index (the “Index”).
Pricing Date*:	September 22, 2023.
Issue Date*:	September 27, 2023.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:
If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.
Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date exceeds the starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Index beyond the applicable call premium.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates* and Call Premiums:
The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least 8.35% per annum (to be determined on the pricing date).
The actual call premium and payment per security upon an automatic call that is applicable to each call date will be determined on the pricing date and will be at least the minimum specified in the table below.

	Call Date	Call Premium	Payment per Security upon an Automatic Call
	September 27, 2024	At least 8.35% of the face amount	At least $1,083.50
	September 29, 2025	At least 16.70% of the face amount	At least $1,167.00
	September 21, 2026	At least 25.05% of the face amount	At least $1,250.50
We refer to September 21, 2026 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:
Five business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date*:	September 28, 2026, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Maturity Payment Amount:
If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•    if the ending level is less than the starting level but greater than or equal to the threshold level: $1,000; or
•    if the ending level is less than the threshold level: $1,000 minus:

If the securities are not automatically called and the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

Starting Level:	, the closing level of the Index on the pricing date.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Closing Level:	The closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.
Threshold Level:	, which is equal to 90% of the starting level.
Buffer Amount:	10%.
Market Disruption Events and Postponement Provisions:
Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date and the final calculation day is a “calculation day,” and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank.
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts that are “open transactions” with respect to the Index. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:	Please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the securities.
Agents:
TD Securities (USA) LLC. and Wells Fargo Securities, LLC.
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Listing:	The securities will not be listed 0r displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115FC90 / US89115FC906
*
To the extent that we make any change to the expected pricing date or expected issue date, the call dates and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated August 31, 2022 and the prospectus dated March 4, 2022 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated August 31, 2022:
http://www.sec.gov/Archives/edgar/data/0000947263/000114036122031647/brhc10041395_424b3.htm
•	Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Estimated Value of the Securities
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating to Hedging Activities and Conflicts of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating to the Estimated Value of the Securities and Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating to the Estimated Value of the Securities and Any Secondary Market — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾	believe that the closing level of the Index will be greater than or equal to the starting level on one of the call dates;
◾	seek the potential for a fixed return if the Index has appreciated at all as of any of the call dates in lieu of participation in any potential appreciation of the Index;
◾
are willing to accept the risk that, if the closing level of the Index is less than the starting level on each call date, they will not receive any positive return on their investment in the securities;

◾
are willing to accept the risk that, if the securities are not automatically called and the ending level is less than the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount at maturity;

◾
understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

◾	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and
◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
◾	require full payment of the face amount of the securities at stated maturity;
◾	believe that the closing level of the Index will be less than the starting level on each call date;
◾	seek a security with a fixed term;
◾
are unwilling to accept the risk that, if the closing level of the Index is less than the starting level on each call date, they will not receive any positive return on their investment in the securities;

◾
are unwilling to accept the risk that, if the ending level of the Index decreases from the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount at maturity;

◾
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◾	seek current income;
◾	are unwilling to accept the risk of exposure to the Index;
◾	seek exposure to the upside performance of the Index beyond the applicable call premiums;
◾	are unwilling to accept the credit risk of the Bank; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Index, please see the section titled “Information Regarding the Index” below.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Determining Timing and Amount of Payment on the Securities
Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the closing level of the Index on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called And The Ending Level Is Less Than The Threshold Level, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the closing level of the Index is less than the starting level on each call date, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level (i.e., the closing level of the Index on the final calculation day).
If the ending level is less than the threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the Index in excess of the buffer amount. The threshold level is 90% of the starting level. As a result, if the ending level is less than the threshold level, you will lose some, and possibly up to 90%, of the face amount at maturity. This is the case even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.
If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.”
The Potential Return On The Securities Is Limited To The Call Premium.
The potential return on the securities is limited to the applicable call premium, regardless of the performance of the Index. The Index may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Index. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
Each Call Date (Including The Final Calculation Day) And The Related Call Settlement Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each call date (including the final calculation day), and therefore the potential call settlement date (including the maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the Index, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each call settlement date or stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Expected To Be Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities on the pricing date is expected to be less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the level of the Index, and as a result, you may suffer substantial losses.
If The Level Of The Index Changes, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of the Index. Changes in the level of the Index may not result in a comparable change in the market value of your securities. Even if the level of the Index increases above the starting level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Index
The Index Reflects Price Return Only And Not Total Return.
The return on your securities is based on the performance of the Index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Index. Investing in the securities is not equivalent to investing in the Index. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Index would have.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And Any Payments on the Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•
We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With The Index Sponsor (Except To The Extent Wells Fargo & Company (The Parent Company Of Wells Fargo Securities) Is Included In The S&P 500® Index) And Have Not Independently Verified Its Public Disclosure Of Information.

Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Hypothetical Examples and Returns
The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	Call Date:	Call Premium*:
	1st call date	8.35%
	2nd call date	16.70%
	3rd call date	25.05%
	*based on the minimum call premiums specified herein
Hypothetical Starting Level:	100.00
Hypothetical Threshold Level:	90.00 (90% of the hypothetical starting level)
Buffer Amount:	10%
Hypothetical Payout Profile

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Hypothetical Returns
If the securities are automatically called:
Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,083.50	8.35%
2nd call date	$1,167.00	16.70%
3rd call date	$1,250.50	25.05%

If the securities are not automatically called:

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
85.00	-15.00%	$950.00	-5.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity
Example 1. The closing level of the Index on the first call date is greater than or equal to the starting level, and the securities are automatically called on the first call date:
S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical closing level on first call date:	125.00
Because the hypothetical closing level of the Index on the first call date is greater than or equal to the hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 8.35% of the face amount. Even though the Index appreciated by 25.00% from the starting level to the closing level of the Index on the first call date in this example, your return is limited to the call premium of 8.35% that is applicable to such call date.
On the call settlement date, you would receive $1,083.50 per security.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the Index on the final calculation day is greater than or equal to the starting level, and the securities are automatically called on the final calculation day:
S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	150.00
Because the hypothetical closing level of the Index on each call date prior to the last call date (which is the final calculation day) is less than the hypothetical starting level, the securities are not called prior to the final calculation day. Because the closing level of the Index on the final calculation day is greater than or equal to the starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 25.05% of the face amount.
On the call settlement date (which is the stated maturity date), you would receive $1,250.50 per security.
Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than or equal to the threshold level and the maturity payment amount is equal to the face amount:
S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	95.00
Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the hypothetical starting level, but not by more than the buffer amount, you would receive the face amount of your securities at stated maturity.
On the stated maturity date, you would receive $1,000.00 per security.
Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:
S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical ending level:	50.00
Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the hypothetical starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

On the stated maturity date, you would receive $600.00 per security.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Information Regarding the Index
All disclosures contained in this document regarding the Market Measure, including, without limitation, its make-up, method of calculation, and changes in any index constituent stock issuers, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Index Sponsor (as defined herein). The Index Sponsor, owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. None of the websites referenced in the Index description below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graph below sets forth the information relating to the historical performance of the Index for the period specified. We obtained the information regarding the historical performance of the Index in the graph below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Index. You are urged to make your own investigation into the Index.
The S&P 500® Index
The S&P 500® Index (the “SPX”) includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (“NYSE”) and not all 500 companies are listed on the NYSE. The Index Sponsor, S&P Dow Jones Indices LLC, chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by the Index Sponsor and is part of the S&P Dow Jones Indices family of indices. Additional information (including sectors and sector weights and top constituents) is available on the following website: spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this document or any document incorporated herein by reference.
The Index Sponsor intends for the SPX to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by the Index Sponsor include: the company proposed for addition should have an unadjusted company market capitalization of $14.5 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the SPX and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spinoffs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the SPX; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the SPX at the discretion of the S&P Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the S&P Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. SPX constituents are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. SPX constituents that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in the Index Sponsor’s discretion. The Index Sponsor evaluates additions and deletions with a view to maintaining SPX continuity.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to SPX share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.
Calculation of the SPX
The SPX is calculated using a base-weighted aggregative methodology. The level of the SPX on any day for which a level is published is determined by a fraction, the numerator of which is the aggregate of the market price of each SPX constituent times the number of shares of such SPX constituent, and the denominator of which is the divisor, which is described more fully below. The “market value” of any SPX constituent is the product of the market price per share of that SPX constituent times the number of the then-outstanding shares of such SPX constituent that are then included in the SPX.
The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by the Index Sponsor that is intended to maintain conformity in SPX levels over time and is adjusted for all changes in the SPX constituents’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all SPX constituents relative to the SPX’s base date of 1941-43.
In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. The Index Sponsor seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, the Index Sponsor excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.
The exclusion is accomplished by calculating an IWF for each SPX constituent that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
Maintenance of the SPX
In order to keep the SPX comparable over time the Index Sponsor engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by the Index Sponsor are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected SPX constituent and consequently of altering the aggregate market value of the SPX constituents following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected SPX constituent, the Index Sponsor generally derives a new divisor by dividing the post-event market value of the SPX constituents by the pre-event SPX level, which has the effect of reducing the SPX’s post-event level to the pre-event level.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At the Index Sponsor’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.
Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once the final results are publicly announced and verified by S&P.
For companies with multiple share class lines, the criteria specified above apply to each individual multiple share class line rather than total company shares.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
Any non-fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalancing.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy
For accelerated implementation, the Index Sponsor will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.
IWF Updates
Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require the Index Sponsor to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the level of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.
Spin-Offs
As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the SPX constituents proportionately such that the relative weights of all SPX constituents are unchanged. The net change in SPX market capitalization will cause a divisor change.
Companies that are spun off from a SPX constituent do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for SPX purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the SPX if the S&P Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other SPX constituents that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the SPX.
Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
SPX constituent addition/deletion
Addition
SPX constituents are added at the float market capitalization weight. The net change to the SPX market capitalization causes a divisor adjustment.
Deletion
The weights of all SPX constituents in the SPX will proportionally change. Relative weights will stay the same. The divisor will change due to the net change in the SPX market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the SPX. The change to the SPX market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the SPX market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the SPX market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the SPX does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the SPX.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Special dividend	The stock price is adjusted by the amount of the special dividend. The net change to the SPX market capitalization causes a divisor adjustment.
Rights offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.
Recalculation Policy
The Index Sponsor reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of SPX methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of SPX constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the SPX are calculated by the Index Sponsor based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by the Index Sponsor from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time SPX levels are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the Index Sponsor website at spglobal.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, the Index Sponsor may decide to delay SPX adjustments or not publish the SPX. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, the Index Sponsor is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. The Index Sponsor’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, the Index Sponsor also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, the Index Sponsor will take the following actions:
Market Disruption Prior to Open of Trading:
(i)    If all exchanges indicate that trading will not open for a given day, the Index Sponsor will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)  If exchanges indicate that trading, although delayed, will open for a given day, the Index Sponsor will begin index calculation when the exchanges open.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Market Disruption Intraday:
(i)    If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX levels will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Index Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The S&P 500® Index is a product of the Index Sponsor and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by the Index Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500® Index will accurately track S&P 500® Index performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Historical Information
We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2018 to September 11, 2023. The closing level on September 11, 2023 was 4,487.46. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index, and no assurance can be given as to the closing level of the S&P 500® Index on any day during the term of the securities. We cannot give you any assurance that the performance of the S&P 500® Index will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts that are “open transactions” with respect to the Index. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). However, it is possible that the IRS could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your securities is determined, even though you will not receive any amounts from the Bank in respect of your securities prior to the maturity or automatic call of your securities. In such case, you may be treated as having a holding period in respect of your securities prior to the maturity or automatic call of your securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your securities at a time that is more than one year after the beginning of your holding period.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. If you are not a U.S. holder (as defined in the product supplement) of the securities, subject to Section 871(m) of the Code and Section 897 of the Code (discussed below) and FATCA (discussed in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the securities generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of a security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock Issuer as a USRPHC and the securities as USRPI.

Market Linked Securities—Auto-Callable
with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due September 28, 2026
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025. Based on the nature of the Market Measure and our determination that the securities are not “delta-one” with respect to a Market Measure or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts. Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Index, any index constituent stock issuer or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Index, any index constituent stock or the securities. If you enter, or have entered, into other transactions in respect of the Index, any index constituent stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.